Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Equity Incentive Plan of BrightSpire Capital, Inc. of our report dated February 19, 2025, with respect to the consolidated financial statements and financial statement schedules of BrightSpire Capital, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
May 18, 2026